Exhibit 23.1

BRAVERMAN INTERNATIONAL, P.C.

1255 McDonald Drive

Prescott, AZ 86303

928-771-1122

U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated March 31, 2005, except for Note 10, as to which the date is May 4, 2005, on the Financial Statements of O2 Secure Wireless, Inc. as of March 31, 2005 in the accompanying Form SB-2/A.

/s/ Braverman International, P.C.

Braverman International, P.C.

Prescott, AZ

May 12, 2005